Exhibit 99.1

Old Point Releases Third Quarter 2018 Results

Hampton, VA, October 24, 2018 (PRNewswire) Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $1.6 million and earnings per share of $0.31 for the third quarter ended September 30, 2018. Net operating earnings (non-GAAP) for the third quarter of 2018, which excluded $48 thousand in after tax merger costs, were $1.6 million, or $0.32 per share.

Net income for the nine months ended September 30, 2018 was $3.5 million, or $0.69 per share. Excluding the effect of $732 thousand in after tax merger costs, net operating earnings (non-GAAP) for the nine months ended September 30, 2018 were $4.3 million, or $0.83 per share.

Robert Shuford, Jr., President and CEO of Old Point National Bank said, "Strong revenues and solid expense control contributed to continuing improvement in our core operating metrics this quarter. Our earnings of $1.6 million for the quarter reflects over 100% growth from the third quarter of last year and 12% growth over operating earnings in the second quarter of this year. Gross revenues were $13.2 million for the quarter, reflecting growth of 12.5% over the same quarter last year. We remain focused on building the franchise and improving our operational efficiency".

Highlights of the quarter are as follows:

•	Net interest income improved to $8.5 million, an increase of 1.1% over the previous quarter and 10.1% over the third quarter of 2017.

•
Return on average assets (ROA) was 0.62% compared to 0.39% in the prior quarter and 0.32% in the third quarter of 2017. Net operating ROA (non-GAAP) was 0.64% compared to 0.57% and 0.32% in the second quarter of 2018 and the third quarter of 2017, respectively.

•	The net interest margin (on a fully tax-equivalent basis) improved to 3.67% from 3.65% in the prior quarter and 3.64% in the third quarter of 2017.

•	Total assets as of September 30, 2018 were $1.0 billion, representing growth of $43.6 million, or 4.4%, from December 31, 2017 and $70.9 million, or 7.4%, from September 30, 2017.

Net Interest Income

Net interest income for the third quarter of 2018 was $8.5 million, an increase of $89 thousand, or 1.1%, from the prior quarter and an increase of $784 thousand, or 10.1%, from the third quarter of 2017. The quarter-over-quarter growth in net interest income was principally the result of higher yields on earnings assets which was partially offset by higher funding costs. The year-over-year growth was positively impacted by higher average earning asset balances as well as higher yields. The tax-equivalent net interest margin for the quarter was 3.67%, up from 3.65% in the prior quarter and 3.64% in the same period a year ago. The margin improvement was primarily due to increases in average loan yields which outweighed higher rates on interest-bearing deposits and borrowings.

Asset Quality

Non-performing assets (NPAs) totaled $17.5 million as of September 30, 2018, up from $16.4 million at June 30, 2018 and $14.2 million at September 30, 2017. NPAs as a percentage of total assets were 1.70%, which compares to 1.59% at June 30, 2018 and 1.49% at September 30, 2017. Non-accrual loans decreased to $13.0 million from $13.9 million at June 30, 2018 but increased from $10.2 million at September 30, 2017. Loans past due 90 days or more and still accruing interest increased to $4.3 million from $2.3 million at June 30, 2018 and $4.0 million at September 30, 2017. Of the loans past due 90 days or more at September 30, 2018, approximately $2.4 million were government-guaranteed student and small business loans. Other real estate owned totaled $133 thousand at September 30, 2018 compared to $251 thousand at June 30, 2018.  The Company had no other real estate owned at September 30, 2017.

The allowance for loan and lease losses (ALLL) was $10.2 million at September 30, 2018 compared to $9.9 million at June 30, 2018 and $8.9 million at September 30, 2017. The ALLL as a percentage of loans held for investment was 1.31% at September 30, 2018 compared to 1.27% at June 30, 2018 and 1.28% at September 30, 2017. Annualized net charge offs as a percentage of average loans outstanding was 0.20% for the quarter ended September 30, 2018. This compares to 0.22% in the preceding quarter and 0.60% in the third quarter of 2017.

Noninterest Income

Total noninterest income for the quarter was $3.4 million which represents a decline of $51 thousand, or 1.5%, from the previous quarter and an increase of $219 thousand, or 6.9% from the third quarter of 2017. The decrease relative to the prior quarter was largely due to a $40 thousand net gain on securities sales in the second quarter; there were no security sales in the third quarter of 2018.  For both the nine months ended September 30, 2018 and 2017, total noninterest income was $10.0 million.

Noninterest Expense

Noninterest expense totaled $9.4 million for the third quarter of 2018. This represents a decrease of $791 thousand, or 7.7%, from the second quarter of 2018 and an increase of $518 thousand, or 5.8%, from the third quarter of 2017. The linked quarter decline was mainly attributable to reduced salaries and employee benefits and merger related expenses, while the year ago quarter increase is mainly associated with increased staffing related to acquisition growth.

Balance Sheet Review

Total assets as of September 30, 2018 were $1.0 billion, an increase of $43.6 million, or 4.4%, from December 31, 2017. Net loans held for investment increased $40.1 million, or 5.5%, from December 31, 2017 to $769.2 million. The growth in net loans and total assets was largely the result of the Citizens National Bank (Citizens) acquisition, which was completed on April 1, 2018.

Total liabilities increased $40.4 million, or 4.6%, from December 31, 2017. Total deposits increased $57.7 million, or 7.4%, to $841.3 million from December 31, 2017. Noninterest-bearing deposits increased $14.8 million, or 6.6%, savings deposits increased $22.0 million, or 6.4%, and time deposits increased $20.9 million, or 9.8%. Overnight repurchase agreements declined $2.6 million, or 12.5%, and Federal Home Loan Bank advances decreased by $7.5 million, or 11.1%, from December 31, 2017.  Even though the Tier 1 leverage ratio was compressed a modest 14 basis points to 9.84% at September 30, 2018, total stockholders' equity increased 3.3% from December 31, 2017 to $99.6 million.

Non-GAAP Financial Measures – In addition to the Company's results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including net operating earnings, net operating earnings per share, net operating ROA, and operating efficiency ratio.  A schedule reconciling these non-GAAP financial measures is provided at the end of this press release.  The Company uses these non-GAAP financial measures in its internal analysis of financial and operating performance and the Company's management believes that they provide greater transparency regarding management's view of the Company's performance.  These non-GAAP financial measures should be read in conjunction with, and not as a substitute for, the Company's GAAP results.  In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding future financial performance; future impacts of the Tax Cut and Jobs Act on the Company's operations; performance of the investment and loan portfolios, including performance of the consumer auto loan portfolio and the purchased student loan portfolio; the effects of diversifying the loan portfolio; strategic business initiatives; management's efforts to reposition the balance sheet; deposit growth; levels and sources of liquidity; use of proceeds from the sale of securities; future levels of charge-offs or net recoveries; the impact of increases in NPAs on future earnings; write-downs and expected sales of other real estate owned; and changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, the possibility that any of the anticipated benefits of the acquisition of Citizens will not be realized or will not be realized within the expected time period. Other factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; cyber threats, attacks and events; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Jeff Farrar, Chief Financial Officer & Senior Vice President/Finance of Old Point Financial Corporation at 757-728-1248, or Laura Wright, Vice President/Marketing Director, Old Point National Bank at 757-728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	September 30,	December 31,
(in thousands, except per share data)	2018	2017
	(unaudited)
Assets

Cash and due from banks	$15,539	$13,420
Interest-bearing due from banks	12,519	908
Federal funds sold	561	84
Cash and cash equivalents	28,619	14,412
Securities available-for-sale, at fair value	142,288	157,121
Restricted securities, at cost	3,869	3,846
Loans held for sale	1,033	779
Loans, net	769,204	729,092
Premises and equipment, net	37,278	37,197
Bank-owned life insurance	26,567	25,981
Goodwill	1,611	621
Other real estate owned, net	133	-
Core deposit intangible, net	418	-
Other assets	14,420	12,777
Total assets	$1,025,440	$981,826

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$240,528	$225,716
Savings deposits	367,085	345,053
Time deposits	233,698	212,825
Total deposits	841,311	783,594
Federal funds purchased and other short-term borrowings	-	10,000
Overnight repurchase agreements	18,116	20,693
Federal Home Loan Bank advances	60,000	67,500
Other borrowings	2,850	-
Accrued expenses and other liabilities	3,588	3,651
Total liabilities	925,865	885,438

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,181,810 and 5,019,703 shares outstanding (includes 12,083 and 2,245 shares of nonvested restricted stock, respectively)	25,849	25,087
Additional paid-in capital	20,624	17,270
Retained earnings	56,794	54,738
Accumulated other comprehensive loss, net	(3,692)	(707)
Total stockholders' equity	99,575	96,388
Total liabilities and stockholders' equity	$1,025,440	$981,826

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited)	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	Sep. 30, 2018	Jun. 30, 2018	Sep. 30, 2017	Sep. 30, 2018	Sep. 30, 2017

Interest and Dividend Income:
Loans, including fees	$8,865	$8,688	$7,642	$25,448	$21,532
Due from banks	68	22	4	94	12
Federal funds sold	5	8	1	15	6
Securities:
Taxable	510	499	487	1,503	1,474
Tax-exempt	291	302	385	937	1,232
Dividends and interest on all other securities	75	75	49	210	98
Total interest and dividend income	9,814	9,594	8,568	28,207	24,354

Interest Expense:
Savings deposits	164	141	103	409	240
Time deposits	774	698	560	2,088	1,599
Federal funds purchased, securities sold under
agreements to repurchase and other borrowings	41	42	13	93	26
Federal Home Loan Bank advances	320	287	161	931	233
Total interest expense	1,299	1,168	837	3,521	2,098
Net interest income	8,515	8,426	7,731	24,686	22,256
Provision for loan losses	749	575	1,275	1,849	2,925
Net interest income after provision for loan losses	7,766	7,851	6,456	22,837	19,331

Noninterest Income:
Fiduciary and asset management fees	904	916	903	2,803	2,820
Service charges on deposit accounts	1,095	1,078	1,001	3,043	2,844
Other service charges, commissions and fees	873	941	843	2,668	2,562
Bank-owned life insurance income	202	173	198	584	595
Mortgage banking income	240	236	172	617	462
Gain on sale of available-for-sale securities, net	-	40	2	120	89
Gain on acquisition of Old Point Mortgage	-	-	-	-	550
Other operating income	59	40	35	104	114
Total noninterest income	3,373	3,424	3,154	9,939	10,036

Noninterest Expense:
Salaries and employee benefits	5,608	5,935	5,104	17,020	15,650
Occupancy and equipment	1,557	1,487	1,444	4,521	4,347
Data processing	317	373	266	993	749
FDIC insurance	160	186	128	537	322
Customer development	143	135	153	460	451
Professional services	482	537	508	1,507	1,401
Employee professional development	195	208	196	595	651
Other taxes	134	142	141	446	422
ATM and other losses	103	157	103	357	435
Loss (gain) on other real estate owned	-	86	-	86	(18)
Merger expenses	48	391	-	644	-
Other operating expenses	680	581	866	1,895	2,103
Total noninterest expense	9,427	10,218	8,909	29,061	26,513
Income before income taxes	1,712	1,057	701	3,715	2,854
Income tax expense (benefit)	115	65	(56)	184	(6)
Net income	$1,597	$992	$757	$3,531	$2,860

Basic Earnings per Share:
Weighted average shares outstanding	5,181,343	5,177,233	4,993,805	5,126,808	4,985,135
Net income per share of common stock	$0.31	$0.19	$0.15	$0.69	$0.57

Diluted Earnings per Share:
Weighted average shares outstanding	5,181,343	5,177,233	5,003,785	5,126,832	4,997,231
Net income per share of common stock	$0.31	$0.19	$0.15	$0.69	$0.57

Cash Dividends Declared per Share:	$0.11	$0.11	$0.11	$0.33	$0.33

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates
(unaudited)
	For the quarter ended September 30,
	2018			2017
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate**	Balance	Expense	Rate**
	(dollars in thousands)
ASSETS
Loans*	$777,179	$8,880	4.57%	$659,926	$7,142	4.33%
Investment securities:
Taxable	94,674	510	2.15%	103,485	491	1.90%
Tax-exempt*	47,458	368	3.10%	70,805	636	3.59%
Total investment securities	142,132	878	2.47%	174,290	1,127	2.59%
Interest-bearing due from banks	13,389	68	2.03%	1,316	3	0.91%
Federal funds sold	950	5	2.11%	1,248	2	0.64%
Other investments	3,869	75	7.75%	2,098	35	6.67%
Total earning assets	937,519	$9,906	4.23%	838,878	$8,309	3.96%
Allowance for loan losses	(10,184)			(9,025)
Other non-earning assets	103,231			102,655
Total assets	$1,030,566			$932,508

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$28,001	$2	0.03%	$28,438	$2	0.03%
Money market deposit accounts	243,556	140	0.23%	235,539	60	0.10%
Savings accounts	88,345	22	0.10%	82,217	11	0.05%
Time deposits	235,443	774	1.31%	203,819	520	1.02%
Total time and savings deposits	595,345	938	0.63%	550,013	593	0.43%
Federal funds purchased, repurchase
agreements and other borrowings	32,800	41	0.50%	26,302	8	0.12%
Federal Home Loan Bank advances	60,000	320	2.13%	26,374	72	1.09%
Total interest-bearing liabilities	688,145	1,299	0.76%	602,689	673	0.45%
Demand deposits	238,592			227,880
Other liabilities	3,382			5,586
Stockholders' equity	100,447			96,353
Total liabilities and stockholders' equity	$1,030,566			$932,508
Net interest margin		$8,607	3.67%		$7,636	3.64%

*Computed on a fully tax-equivalent basis using a 21% rate in 2018 and a 34% rate in prior periods
**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates
(unaudited)
	For the nine months ended September 30,
	2018			2017
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate**	Balance	Expense	Rate**
	(dollars in thousands)
ASSETS
Loans*	$767,101	$25,492	4.43%	$638,262	$13,953	4.37%
Investment securities:
Taxable	94,907	1,503	2.11%	105,303	987	1.87%
Tax-exempt*	51,717	1,186	3.06%	71,618	1,283	3.58%
Total investment securities	146,624	2,689	2.45%	176,921	2,270	2.57%
Interest-bearing due from banks	6,481	94	1.93%	1,710	8	0.94%
Federal funds sold	1,164	15	1.72%	1,422	5	0.70%
Other investments	4,160	210	6.73%	1,537	49	6.38%
Total earning assets	925,530	$28,500	4.11%	819,852	$16,285	3.97%
Allowance for loan losses	(10,052)			(8,710)
Other nonearning assets	98,138			105,422
Total assets	$1,014,297			$916,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$28,159	$8	0.04%	$28,332	$5	0.04%
Money market deposit accounts	238,520	347	0.19%	235,798	112	0.09%
Savings accounts	87,596	54	0.08%	81,114	20	0.05%
Time deposits	227,914	2,088	1.22%	205,469	1,039	1.01%
Total time and savings deposits	582,189	2,497	0.57%	550,713	1,176	0.43%
Federal funds purchased, repurchase
agreements and other borrowings	30,442	93	0.41%	23,482	13	0.11%
Federal Home Loan Bank advances	68,223	931	1.82%	13,260	72	1.09%
Total interest-bearing liabilities	680,854	3,521	0.69%	587,455	1,261	0.43%
Demand deposits	231,916			227,971
Other liabilities	3,243			5,715
Stockholders' equity	98,284			95,423
Total liabilities and stockholders' equity	$1,014,297			$916,564
Net interest margin		$24,979	3.60%		$15,024	3.67%

*Computed on a fully tax-equivalent basis using a 21% rate in 2018 and a 34% rate in prior periods
**Annualized

Old Point Financial Corporation and Subsidiaries
Selected Ratios (unaudited)	September 30,	June 30,	September 30,
(in thousands, except per share data)	2018	2018	2017

Earnings per common share, diluted	$0.31	$0.19	$0.15
Return on average assets (ROA)	0.62%	0.39%	0.32%
Return on average equity (ROE)	6.36%	4.05%	3.10%
Net Interest Margin (FTE)	3.67%	3.65%	3.64%
Non-performing assets (NPAs) / total assets	1.70%	1.59%	1.49%
Annualized Net Charge Offs / average total loans	0.20%	0.22%	0.60%
Allowance for loan losses / total loans	1.31%	1.27%	1.28%
Efficiency ratio (FTE)	78.69%	85.54%	80.15%

Non-Performing Assets (NPAs)
Nonaccrual loans	$13,009	$13,891	$10,212
Loans > 90 days past due, but still accruing interest	4,316	2,295	3,983
Other real estate owned	133	251	-
Total non-performing assets	$17,458	$16,437	$14,195

Other Selected Numbers
Loans, net	$769,204	$766,344	$692,045
Deposits	841,311	840,335	782,445
Shareholders equity	99,575	99,293	97,641
Total assets	1,025,440	1,032,130	954,497
Loans charged off during the quarter, net of recoveries	391	433	1,034
Quarterly average loans	777,955	778,033	694,783
Quarterly average assets	1,030,566	1,024,591	954,031
Quarterly average earning assets	937,106	934,618	865,739
Quarterly average deposits	833,937	828,938	773,630
Quarterly average equity	100,447	98,071	97,642

Old Point Financial Corporation and Subsidiaries
Reconciliations of GAAP Measures to Non-GAAP Measures (unaudited)
(in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Sep. 30, 2017	Sep. 30, 2018	Sep. 30, 2017

Net income	$1,597	$992	$757	$3,531	$2,860
Plus: Merger-related costs, excluding severance (after tax)	48	391	-	644	-
Plus: Merger-related severance costs (after tax)	-	88	-	88	-
Less: Gain on acquisition of Old Point Mortgage (after tax)	-	-	-	-	(363)
Net operating earnings	1,645	1,471	757	4,263	2,497

Weighted average shares outstanding (assuming dilution)	5,181,343	5,177,233	5,003,785	5,126,832	4,997,231
Earnings per share (GAAP)	$0.31	$0.19	$0.15	$0.69	$0.57
Net operating earnings per share (non-GAAP)	$0.32	$0.28	$0.15	$0.83	$0.50

Average assets	$1,030,566	$1,024,591	$954,031	$1,014,297	$929,191
ROA (GAAP)	0.62%	0.39%	0.32%	0.46%	0.41%
Net operating ROA (non-GAAP)	0.64%	0.57%	0.32%	0.56%	0.36%

Efficiency ratio (FTE)	78.69%	85.54%	80.15%	83.23%	80.29%
Operating efficiency ratio (FTE)	78.29%	81.34%	80.15%	81.06%	81.65%